Exhibit 99.1

COMMERCIAL METALS COMPANY REPORTS IMPROVED SECOND QUARTER EARNINGS AND ANNOUNCES QUARTERLY DIVIDEND

Irving, TX —March 28, 2012 — Commercial Metals Company (NYSE: CMC) today reported net earnings of $28.9 million or $0.25 per diluted share on net sales of $2.0 billion for the second quarter ended February 29, 2012. This earnings performance is a significant improvement over the net loss of $46.2 million or $0.40 per share reported in last year’s second quarter with sales of $1.8 billion. Net earnings for this year’s second quarter from continuing operations was $27.8 million or $0.24 per diluted share. Discontinued operations, which consist primarily of the Croatian pipe mill, had net earnings of $1.0 million or $0.01 per diluted share. Continuing operations also had after-tax LIFO expense of $1.3 million as compared to $36.2 million of after-tax LIFO expense in the second quarter of 2011.

Consecutive quarters of profitability resulted in net earnings for the six months ended February 29, 2012 of $136.6 million or $1.17 per diluted share with sales of $3.9 billion as compared to a net loss of $45.5 million or $0.40 per share with sales of $3.6 billion for the same period last year. Continuing operations for this year’s first six months had net earnings of $152.9 million or $1.31 per diluted share while discontinued operations had a net loss of $16.3 million or $0.14 per share. Continuing operations benefited from a tax benefit of $102.0 million ($0.87 per share) related to ordinary worthless stock and bad debt deductions from the investment in the Company’s Croatian subsidiary. Discontinued operations had approximately $18.0 million of severance costs in the same period. After-tax LIFO income of $14.3 million ($0.12 per share) was incurred in the six month period ended February 29, 2012 while after-tax LIFO expense of $39.9 million ($0.35 per share) was recognized for the same period last year.

The CMC board declared a quarterly dividend of $0.12 on March 27th for shareholders of record on April 11, 2012. The dividend will be paid on April 25, 2012.

Cash and short-term investments totaled $216.2 million as of February 29, 2012. Adjusted EBITDA was $95.3 million which is $94.7 million higher than last year’s second quarter. For the six months ended February 29, 2012, cash flow from operating activities was $39.1 million and adjusted EBITDA was $150.8 million which are $54.5 million and $83.7 million higher, respectively, than the same period in the prior year.

Joe Alvarado, President and Chief Executive Officer, said, “We achieved our second highest quarterly adjusted operating profit since the first quarter of fiscal 2009, which was the start of the current recession. Most of our operations experienced higher volumes and selling prices than last year’s second quarter. We continue to execute our plan and completed the closure of our Croatian pipe mill as all remaining production orders were shipped in the second quarter of 2012. Additionally, we are pleased with our continued progress in improving our cost structure and cash flows.”

The Americas Mills and International Marketing & Distribution segments led the quarterly profitability with adjusted operating profits substantially greater than last year’s second quarter. Americas Mills had an adjusted operating profit of $54.4 million, $43.5 million higher than last year’s second quarter. This profitability was achieved despite planned outages at certain mills for capitalized environmental upgrades and normal maintenance. For this year’s first six months, Americas Mills had an adjusted operating profit of $112.3 million compared to $45.1 million of adjusted operating profit for the same period last year.

(CMC Second Quarter Fiscal 2012 – Page 2 )

The International Marketing and Distribution segment had an adjusted operating profit of $26.6 million for this year’s second quarter compared to an adjusted operating profit of $12.4 million for last year’s second quarter. Most of the operations in this segment were profitable from an overall improvement in market conditions. The raw materials operating group within this segment was the largest contributor to the increased profitability.

The Americas Fabrication segment had an adjusted operating loss of $10.0 million for the quarter but showed an improvement in adjusted operating results of $39.6 million over last year’s second quarter. The segment’s backlog is at an all-time high in tons with steadily improving prices. This segment’s results benefited from market improvements, including the western region which has been the most challenged market since 2008.

Americas Recycling segment had profitability for the eighth straight quarter with an adjusted operating profit of $6.4 million. Falling scrap prices in February made it difficult for the segment to improve on last year’s second quarter adjusted operating profit of $10.9 million. The new shredders in Corpus Christi, Texas and Tulsa, Oklahoma became operational during the quarter.

Outlook

Alvarado concluded, “Our third quarter is historically our best quarter as the construction season begins with the onset of milder weather. In the third quarter of 2012, we expect scrap prices to remain relatively stable. We are encouraged by the strong backlogs for our domestic operations going into the third quarter and are optimistic about their performance if scrap prices remain stable. Our backlogs for the International Marketing and Distribution segment are at higher levels than last quarter.”

Conference Call

CMC invites you to listen to a live broadcast of its second quarter 2012 conference call today, Wednesday, March 28, 2012, at 9:00 a.m. ET. The call will be hosted by Joe Alvarado, President and CEO, and Barbara Smith, Senior Vice President and CFO, and can be accessed via our website at www.cmc.com or at www.streetevents.com. In the event you are unable to listen to the live broadcast, the call will be archived and available for replay on the webcast on the next business day. Financial and statistical information presented in the broadcast can be found on CMC’s website under “Investor Relations.”

Commercial Metals Company and subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, a copper tube mill, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

(CMC Second Quarter Fiscal 2012 – Page 3 )

Forward-Looking Statements

This news release contains forward-looking statements regarding the Company’s expectations relating to financial results including net earnings (loss), economic conditions, product pricing and demand, scrap prices, inventory levels, construction activity and general market conditions. There are inherent risks and uncertainties in any forward-looking statements. Variances will occur and some could be materially different from our current expectations. Except as required by law, the Company undertakes no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or otherwise.

Developments that could impact the Company’s expectations include the following: absence of global economic recovery or possible recession relapse; construction activity or lack thereof; decisions by governments affecting the level of steel imports, including tariffs and duties; difficulties or delays in the execution of construction contracts resulting in cost overruns or contract disputes; metals pricing over which the Company exerts little influence; increased capacity and product availability from competing steel minimills and other steel suppliers, including import quantities and pricing; execution of cost reduction strategies; industry consolidation or changes in production capacity or utilization; currency fluctuations; availability and pricing of raw materials, including scrap metal, energy, insurance and supply prices; passage of new, or interpretation of existing, environmental laws and regulations; and the pace of overall economic activity, particularly in China.

(CMC Second Quarter Fiscal 2012 – Page 4 )

COMMERCIAL METALS COMPANY

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands except share and per share data)

	Three months ended		Six months ended
	2/29/12	2/28/11	2/29/12	2/28/11
Net Sales	$1,956,744	$1,781,650	$3,943,564	$3,556,742
Costs and Expenses:

Cost of Goods Sold	1,773,966	1,693,047	3,588,250	3,307,922
Selling, General and Administrative Expenses	123,891	117,653	250,412	238,383
Interest Expense	16,043	17,862	32,340	35,733

	1,913,900	1,828,562	3,871,002	3,582,038

Earnings (Loss) from Continuing Operations Before Taxes	42,844	(46,912)	72,562	(25,296)
Income Taxes (Benefit)	15,015	(12,535)	(80,312)	(5,805)

Earnings (Loss) from Continuing Operations	27,829	(34,377)	152,874	(19,491)

Earnings (Loss) from Discontinued Operations Before Taxes	1,794	(11,776)	(25,209)	(25,661)
Income Taxes (Benefit)	770	(8)	(8,924)	251

Earnings (Loss) from Discontinued Operations	1,024	(11,768)	(16,285)	(25,912)

Net Earnings (Loss)	28,853	(46,145)	136,589	(45,403)
Less Net Earnings Attributable to Noncontrolling Interests	—	17	2	108

Net Earnings (Loss) Attributable to CMC	$28,853	$(46,162)	$136,587	$(45,511)

Basic Earnings (Loss) per Share Attributable to CMC
Earnings (Loss) from Continuing Operations	$0.24	$(0.30)	$1.32	$(0.17)
Earnings (Loss) from Discontinued Operations	0.01	(0.10)	(0.14)	(0.23)

Net Earnings (Loss)	$0.25	$(0.40)	$1.18	$(0.40)

Diluted Earnings (Loss) per Share Attributable to CMC
Earnings (Loss) from Continuing Operations	$0.24	$(0.30)	$1.31	$(0.17)
Earnings (Loss) from Discontinued Operations	0.01	(0.10)	(0.14)	(0.23)

Net Earnings (Loss)	$0.25	$(0.40)	$1.17	$(0.40)

Cash Dividends per Share	$0.12	$0.12	$0.24	$0.24

Average Basic Shares Outstanding	115,703,142	114,736,984	115,616,844	114,528,001
Average Diluted Shares Outstanding	116,843,456	114,736,984	116,646,469	114,528,001

(CMC Second Quarter Fiscal 2012 – Page 5 )

COMMERCIAL METALS COMPANY

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	February 29,	August 31,
	2012	2011
Assets:
Current Assets:
Cash and cash equivalents	$216,182	$222,390
Accounts receivable, net	862,942	956,852
Inventories	880,288	908,338
Other	290,066	238,673

Total Current Assets	2,249,478	2,326,253

Net Property, Plant and Equipment	1,024,095	1,112,015

Goodwill	77,410	77,638

Other Assets	174,385	167,225

	$3,525,368	$3,683,131

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable – trade	$450,878	$585,289
Accounts payable – documentary letters of credit	176,804	170,683
Accrued expenses and other payables	329,993	377,774
Notes payable	48,871	6,200
Current maturities of long-term debt	3,870	58,908

Total Current Liabilities	1,010,416	1,198,854

Deferred Income Taxes	1,412	49,572
Other Long-Term Liabilities	107,174	106,560
Long-Term Debt	1,164,249	1,167,497

Stockholders’ Equity Attributable to CMC	1,241,959	1,160,425
Stockholders’ Equity Attributable to Noncontrolling Interests	158	223

	$3,525,368	$3,683,131

(CMC Second Quarter Fiscal 2012 – Page 6 )

COMMERCIAL METALS COMPANY

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six months ended
	2/29/12	2/28/11
Cash Flows From (Used by) Operating Activities:
Net earnings (loss)	$136,589	$(45,403)
Adjustments to reconcile net earnings (loss) to cash from (used by)operating activities:
Depreciation and amortization	69,064	81,631
Provision for losses (recoveries) on receivables, net	(616)	197
Share-based compensation	5,973	6,026
Deferred income taxes	(107,818)	(727)
Tax benefits from stock plans	(32)	(2,302)
Net (gain) loss on sale of assets and other	104	(1,498)
Write-down of inventory	8,460	5,224
Asset impairment	1,028	—

Changes in Operating Assets and Liabilities, Net of Acquisitions:
Increase in accounts receivable	(25,620)	(41,780)
Accounts receivable sold	104,495	35,088
Decrease (increase) in inventories	7,939	(129,245)
Decrease in other assets	22,441	40,742
Increase (decrease) in accounts payable, accrued expenses,other payables and income taxes	(184,090)	26,060
Increase in other long-term liabilities	1,157	10,573

Net Cash Flows From (Used by) Operating Activities	39,074	(15,414)

Cash Flows From (Used by) Investing Activities:
Capital expenditures	(53,373)	(23,067)
Proceeds from the sale of property, plant and equipment, and other	8,097	51,872
Proceeds from the sale of equity method investments	—	4,224
Decrease (increase) in deposit for letters of credit	30,404	(2,393)

Net Cash Flows From (Used by) Investing Activities	(14,872)	30,636

Cash Flows From (Used by) Financing Activities:
Increase (decrease) in documentary letters of credit	6,121	(120,024)
Short-term borrowings, net change	40,270	603
Repayments on long-term debt	(48,202)	(14,987)
Proceeds from issuance of long-term debt	—	639
Stock issued under incentive and purchase plans	1,559	9,957
Cash dividends	(27,752)	(27,460)
Purchase of noncontrolling interests	(41)	(3,573)
Tax benefits from stock plans	32	2,302

Net Cash Flows Used by Financing Activities	(28,013)	(152,543)

Effect of Exchange Rate Changes on Cash	(2,397)	3,029

Decrease in Cash and Cash Equivalents	(6,208)	(134,292)
Cash and Cash Equivalents at Beginning of Year	222,390	399,313

Cash and Cash Equivalents at End of Period	$216,182	$265,021

(CMC Second Quarter Fiscal 2012 – Page 7 )

COMMERCIAL METALS COMPANY

Operating Statistics and Business Segments (Unaudited)

	Three months ended		Six months ended
(Short Tons in Thousands)	2/29/12	2/28/11	2/29/12	2/28/11
Americas Steel Mills Rebar Shipments	311	300	635	602
Americas Steel Mills Structural and Other Shipments	333	306	650	576

Total Americas Steel Mills Tons Shipped	644	606	1,285	1,178

International Mill Shipments	331	314	790	670

Americas Steel Mills Average FOB Selling Price (Total Sales)	$726	$661	$716	$633
Americas Steel Mills Average Cost Ferrous Scrap Utilized	$392	$372	$389	$343
Americas Steel Mills Metal Margin	$334	$289	$327	$290
Americas Steel Mills Average Ferrous Scrap Purchase Price	$353	$339	$348	$312
International Mill Average FOB Selling Price (Total Sales)	$613	$603	$607	$583
International Mill Average Cost Ferrous Scrap Utilized	$401	$386	$389	$362
International Mill Metal Margin	$212	$217	$218	$221
International Mill Average Ferrous Scrap Purchase Price	$328	$328	$319	$303

Americas Fabrication Rebar Shipments	192	177	405	390
Americas Fabrication Structural and Post Shipments	40	39	72	73

Total Americas Fabrication Tons Shipped	232	216	477	463

Americas Fabrication Avg. Selling Price (Excluding Stock and Buyout Sales)	$914	$775	$897	$775

Americas Recycling Tons Shipped	612	573	1,210	1,131

BUSINESS SEGMENTS

(in thousands)

	Three months ended		Six months ended
	2/29/12	2/28/11	2/29/12	2/28/11
Net Sales
Americas Recycling	$419,644	$450,562	$834,449	$826,357
Americas Mills	525,885	477,921	1,051,381	913,318
Americas Fabrication	301,593	251,970	621,361	539,723
International Mill	217,090	203,917	513,271	421,103
International Marketing and Distribution	723,355	622,675	1,433,426	1,268,581
Corporate and Eliminations	(230,823)	(225,395)	(510,324)	(412,340)

Total Net Sales	$1,956,744	$1,781,650	$3,943,564	$3,556,742

Adjusted Operating Profit (Loss):
Americas Recycling	$6,389	$10,865	$27,205	$19,057
Americas Mills	54,401	10,945	112,332	45,088
Americas Fabrication	(9,969)	(49,566)	(17,349)	(71,574)
International Mill	6,592	3,961	16,414	10,394
International Marketing and Distribution	26,554	12,372	22,453	36,610
Corporate and Eliminations	(23,282)	(16,700)	(52,695)	(27,000)

Adjusted Operating Profit (Loss)from Continuing Operations	$60,685	$(28,123)	$108,360	$12,575
Adjusted Operating Profit (Loss)from Discontinued Operations	2,387	(11,357)	(24,165)	(24,788)

Adjusted Operating Profit (Loss)	$63,072	$(39,480)	$84,195	$(12,213)

(CMC Second Quarter Fiscal 2012 – Page 8 )

COMMERCIAL METALS COMPANY

Non-GAAP Financial Measures (Unaudited)

(dollars in thousands)

This press release uses financial statement measures not derived in accordance with generally accepted accounting principles (GAAP). Reconciliations to the most comparable GAAP measures are provided below.

Adjusted Operating Profit (Loss) is a non-GAAP financial measure. Adjusted operating profit (loss) is used to compare and evaluate the financial performance of the Company. Adjusted operating profit (loss) is the sum of our earnings (loss) before income taxes, outside financing costs and discounts on sales of accounts receivable. For added flexibility, we may sell certain accounts receivable both in the U.S. and internationally. We consider sales of receivables as an alternative source of liquidity to finance our operations and believe that removing these costs provides a clearer perspective of the current operating performance. Adjusted operating profit (loss) may be inconsistent with similar measures presented by other companies.

	Three months ended		Six months ended
	2/29/12	2/28/11	2/29/12	2/28/11
Earnings (loss) from continuing operations	$27,829	$(34,377)	$152,874	$(19,491)
Interest expense	16,043	17,862	32,340	35,733
Income taxes (benefit)	15,015	(12,535)	(80,312)	(5,805)

Operating income (loss) from continuing operations	58,887	(29,050)	104,902	10,437
Discounts on sales of accounts receivable	1,798	927	3,458	2,138

Adjusted operating profit (loss) from continuing operations	60,685	(28,123)	108,360	12,575
Adjusted operating profit (loss) from discontinued operations	2,387	(11,357)	(24,165)	(24,788)

Adjusted operating profit (loss)	$63,072	$(39,480)	$84,195	$(12,213)

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA is the sum of our earnings (loss) before income taxes, outside financing costs, depreciation, amortization and non-cash impairment charges. It excludes the Company’s largest recurring non-cash charge, depreciation and amortization, including impairment charges. As a measure of cash flow before interest expense, it is one guideline used to assess the Company’s ability to pay its current debt obligations as they mature and a tool to calculate possible future levels of leverage capacity. Adjusted EBITDA to interest is a covenant test in certain of the Company’s note agreements. Additionally, Adjusted EBITDA is one measure used to assess the Company’s unleveraged performance of our investments. Adjusted EBITDA may be inconsistent with similar measures presented by other companies.

	Three months ended		Six months ended
	2/29/12	2/28/11	2/29/12	2/28/11
Earnings (loss) from continuing operations	$27,829	$(34,377)	$152,874	$(19,491)
Less net earnings attributable to noncontrolling interests	—	(17)	(2)	(108)
Interest expense	16,043	17,862	32,340	35,733
Income taxes (benefit)	15,015	(12,535)	(80,312)	(5,805)
Depreciation, amortization and impairment charges	34,122	39,537	68,601	79,071

Adjusted EBITDA from continuing operations	93,009	10,470	173,501	89,400
Adjusted EBITDA from discontinued operations	2,285	(9,909)	(22,674)	(22,231)

Adjusted EBITDA	$95,294	$561	$150,827	$67,169

(CMC Second Quarter Fiscal 2012 – Page 9 )

Adjusted EBITDA to interest coverage for the quarter ended February 29, 2012:

$95,294 / 16,043 = 5.9

Total Capitalization:

Total capitalization is the sum of long-term debt, deferred income taxes, and stockholders’ equity. The ratio of debt to total capitalization is a measure of current debt leverage. The following reconciles total capitalization at February 29, 2012 to the nearest GAAP measure, stockholders’ equity:

Stockholders’ equity attributable to CMC	$1,241,959
Long-term debt	1,164,249
Deferred income taxes	1,412

Total capitalization	$2,407,620

Other Financial Information

Long-term debt to cap ratio as of February 29, 2012:

Debt divided by capitalization

$1,164,249 / 2,407,620 = 48.4%

Total debt to cap plus short-term debt plus notes payable ratio as of February 29, 2012:

($1,164,249 + 3,870 + 48,871) / (2,407,620 + 3,870 + 48,871) = 49.5%

Current ratio as of February 29, 2012:

Current assets divided by current liabilities

$2,249,478 / 1,010,416 = 2.2

Contact:	Barbara Smith Chief Financial Officer 214.689.4300